UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2020

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2020, RumbleOn, Inc. (the "Company") filed a Certificate of Change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-twenty reverse stock split of its issued and outstanding Class A Common Stock and Class B Common Stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective at 12:01 a.m., Eastern Time, on May 20, 2020. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would result from the Reverse Stock Split will be rounded up to the nearest whole share. Following the reverse stock split, the Company will have outstanding 50,000 shares of Class A Common Stock and approximately 2,162,696 shares of Class B Common Stock. The Company expects that upon the opening of trading on May 20, 2020, its Class B Common Stock will trade on the Nasdaq Capital Market on a split-adjusted basis under the current trading symbol “RMBL” and the new CUSIP number 781386 305. The Class A Common Stock new CUSIP number is 781386 404. A copy of the Certificate of Change is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On May 19, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Change.
99.1	Press release, dated May 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 19, 2020	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer